Exhibit A1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this WGL Holdings, Inc. Annual Report (Form U5S) to the Securities and Exchange Commission, filed pursuant to the Public Utility Holding Company Act of 1935, for the year ended September 30, 2002, of our report dated November 1, 2002 (November 27, 2002 as to Note 13), included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission of WGL Holdings, Inc. for the year ended September 30, 2002.

Deloitte & Touche LLP
McLean, Virginia
January 27, 2003